Exhibit 10.34

THE ALLSTATE CORPORATION
2006 EQUITY COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
As Amended and Restated effective as of February 20, 2007

ARTICLE I. Establishment, Purpose and Duration

        Section 1.1.    Establishment of the Plan.    The Allstate Corporation, a Delaware corporation (hereinafter referred to as the "Company"), hereby establishes an equity compensation plan for non-employee directors, to be known as "The Allstate Corporation 2006 Equity Compensation Plan for Non-Employee Directors" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Stock Options, Election Shares, Stock, Restricted Stock, and Restricted Stock Units to Non-Employee Directors of the Company.

        Section 1.2.    Purpose of the Plan.    The purpose of the Plan is to promote the success and enhance the value of the Company by linking the personal interests of members of the Company's Board of Directors (the "Board") to those of Company stockholders and customers. The Plan is further intended to assist the Company in its ability to motivate, attract and retain highly qualified individuals to serve as directors of the Company.

        Section 1.3.    Duration of the Plan.    The Plan shall become effective when approved by the stockholders at the 2006 Annual Meeting of Stockholders on May 16, 2006 (the "Effective Date") and shall remain in effect, subject to the right of the Board to terminate the Plan at any time pursuant to Article X herein, until all shares of Stock subject to the Plan shall have been purchased or acquired according to the Plan's provisions.

ARTICLE II. DEFINITIONS

        Whenever used in the Plan, the following terms shall have the meanings set forth below and, when such meaning is intended, the initial letter of the word is capitalized:

        Section 2.1.     "Award" means, individually or collectively, a grant under the Plan of Stock Options, Election Shares, Stock, Restricted Stock, and Restricted Stock Units or any other type of award permitted under Article IX.

        Section 2.2.     "Award Agreement" means an agreement setting forth the terms and provisions applicable to an Award granted to a Participant under the Plan.

        Section 2.3.     "Board" shall have the meaning set forth in Section 1.2 herein.

        Section 2.4.     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

        Section 2.5.     "Committee" means the Company's Nominating and Governance Committee or such other committee as the Board shall select.

        Section 2.6.     "Company" shall have the meaning set forth in Section 1.1 herein, or any successor to the Company as provided in Article XI herein.

        Section 2.7.     "Disability" means a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months which, in the opinion of the Committee, renders a Participant unable to engage in any substantial gainful activity.

        Section 2.8.     "Dividend Equivalent" means, with respect to shares of Stock subject to an Award, a right to be paid an amount equal to cash dividends declared on an equal number of outstanding shares of Stock.

        Section 2.9.     "Effective Date" shall have the meaning set forth in Section 1.3 herein.

        Section 2.10.     "Election Shares" means any shares of Stock issued to a Non-Employee Director pursuant to the election of such person to receive such shares of Stock in lieu of cash compensation made in accordance with Section 8.2 herein.

        Section 2.11.     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

        Section 2.12.     "Exercise Period" means the period during which a Stock Option is exercisable, as set forth in the related Award Agreement.

        Section 2.13.     "Fair Market Value" means the price at which a share of the Stock was last sold in the principal United States market for the Stock as of the date for which fair market value is being determined.

        Section 2.14.     "Family Member" means any spouse, child, stepchild or grandchild, including adoptive relationships; a trust in which these persons have more than fifty (50) percent of the beneficial interest; a foundation in which these persons (or the Non-Employee Director) control the management of assets; and any other entity in which these persons (or the Non-Employee Director) own more than fifty (50) percent of the voting interests.

        Section 2.15.     "Non-Employee Director" means each member of the Board who is not an officer or employee of the Company or any of its Subsidiaries.

        Section 2.16.     "Option Exercise Price" means the price at which a share of Stock may be purchased by a Participant pursuant to a Stock Option, as determined by the Committee and set forth in the applicable Award Agreement.

        Section 2.17.     "Participant" means a Non-Employee Director who has an outstanding Award granted under the Plan.

        Section 2.18.     "Period of Restriction" means the period during which Restricted Stock or Restricted Stock Units are subject to transfer and/or forfeiture restrictions, as provided in Article VII herein.

        Section 2.19.     "Plan" shall have the meaning set forth in Section 1.1 herein.

        Section 2.20.     "Restricted Stock" means an Award of shares of Stock granted to a Participant pursuant to Article VII herein. Delivery of Restricted Stock shall be effected by either (i) a stock certificate or certificates or (ii) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Restricted Stock issued.

        Section 2.21.     "Restricted Stock Unit" means a contractual right to acquire a share of Stock pursuant to an Award granted to a Participant as provided in Article VII herein.

        Section 2.22.     "Section 409A" shall have the meaning set forth in Section 12.5 herein.

        Section 2.23.     "Securities Act" means the Securities Act of 1933, as amended.

        Section 2.24.     "Stock" means the common stock, $.01 par value, of the Company.

        Section 2.25.     "Stock Option" means an option to purchase shares of Stock, granted under Article VI herein.

ARTICLE III. Administration

        Section 3.1.    The Committee.    The Plan shall be administered by the Committee.

        Section 3.2.    Authority of the Committee.    The Committee shall have full power except as limited by law, the Articles of Incorporation or the Bylaws of the Company, subject to such other restricting limitations or directions as may be imposed by the Board and subject to the provisions herein, to recommend to the full Board the size and types of Awards and the terms and conditions of such Awards, in a manner consistent with the Plan; to construe and interpret the Plan and any agreement or instrument entered into under the Plan; to establish, amend or waive rules and regulations for the Plan's administration; to recommend the amendment of the terms and conditions of any outstanding Award; and to authorize any action of or make any determination by the Company as the Committee shall deem necessary or advisable for carrying out the purposes of the Plan; provided, however, that the terms and conditions of any outstanding Award shall not be amended so as to adversely affect in any material way such Award without the written consent of the Participant holding such Award (or if the Participant is not then living, the Participant's personal representative or estate), unless such amendment is required by applicable law. Further, the Committee shall interpret and make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

        Section 3.3.    Delivery of Stock by Company; Restrictions on Stock.    Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock or benefits under the Plan unless such delivery would comply with all applicable laws (including, without limitation, the Code, the Securities Act and the Exchange Act) and applicable requirements of any securities exchange or similar entity. The Committee may recommend that the Board impose such restrictions on any shares of Stock acquired under the Plan as it may deem advisable, including, without limitation, restrictions to comply with applicable Federal securities laws, with the requirements of any stock exchange or market upon which such Stock is then listed and/or traded and with any blue sky or state securities laws applicable to such Stock.

        Section 3.4.    Approval.    The Committee or the full Board shall approve all Awards made under the Plan and all elections made by Participants, prior to their effective date, to the extent necessary to comply with Rule 16b-3 under the Exchange Act.

        Section 3.5.    Decisions Binding.    All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Participants and their estates. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

        Section 3.6.    Costs.    The Company shall pay all costs of administration of the Plan.

ARTICLE IV. STOCK SUBJECT TO THE PLAN

        Section 4.1.    Number of Shares.    Subject to Section 4.2 herein, the maximum number of shares of Stock that may be issued pursuant to Awards under the Plan shall be 600,000. Shares of Stock underlying lapsed or forfeited Awards of Restricted Stock shall not be treated as having been issued pursuant to an Award under the Plan. Shares of Stock that are potentially deliverable under an Award that expires or is cancelled, forfeited, settled in cash or otherwise settled without delivery of shares of Stock shall not be treated as having been issued under the Plan. Shares of Stock that are tendered or withheld to satisfy the Option Exercise Price related to a Stock Option or other Award shall be deemed to be shares of Stock issued under the Plan. Shares of Stock issued pursuant to the Plan may be (i) authorized but unissued shares of Stock, (ii) treasury stock, or (iii) shares purchased on the open market.

        Section 4.2.    Adjustments in Authorized Stock and Awards.    In the event of any equity restructuring (within the meaning of Financial Accounting Standards No. 123 (revised 2004)) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to the number and kind of shares that may be issued under the Plan and to the number and kind of shares or units subject to and the exercise price (if applicable) of any then outstanding Awards of Stock Options, Restricted Stock, Restricted Stock Units or any other Awards related to shares of Stock (to the extent such other Awards would not otherwise automatically adjust in the equity restructuring). In the event of any other change in corporate capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence shall be made as may be determined to be appropriate and equitable by the Board upon recommendation of the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Board upon recommendation of the Committee, the number of shares of Stock subject to an Award shall always be a whole number. In no event shall an outstanding Stock Option be amended for the sole purpose of reducing the Option Exercise Price thereof.

ARTICLE V. ELIGIBILITY AND PARTICIPATION

        Section 5.1.    Eligibility and Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, recommend to the full Board the Non-Employee Directors to whom Awards shall be granted and shall determine the nature and amount of each Award.

ARTICLE VI. STOCK OPTIONS

        Section 6.1.    Grant of Stock Options.    Subject to the terms and conditions of the Plan, Stock Options may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Stock subject to Stock Options granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, terms and conditions pertaining to such Stock Options.

          (a)    Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to Dividend Equivalents and/or other distributions paid with respect to Stock Options, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

        Section 6.2.    Stock Option Award Agreement.    Each Stock Option grant shall be evidenced by an Award Agreement that shall specify the Option Exercise Price, the term of the Stock Option (which shall not be greater than ten years), the number of shares of Stock to which the Stock Option pertains, the Exercise Period and such other provisions as the Board shall determine upon recommendation of the Committee. The Option Exercise Price shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.

          (a)    Vesting.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement evidencing a Stock Option, each Stock Option shall vest in three installments as follows: (i) on each of the first and second anniversaries of the date of grant, as to one-third of the shares of Stock subject to such Stock Option (with any resulting fractional share rounded to the nearest whole share) and (ii) on the third anniversary of the date of grant, as to the remaining unvested portion of such Stock Option.

        Section 6.3.    Exercise of and Payment for Stock Options.    Stock Options granted under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Board shall in each instance approve upon recommendation of the Committee and set forth in the Award Agreement. Without limiting the generality of the foregoing, a Participant may exercise a Stock Option at any time during the Exercise Period. Stock Options shall be exercised by the delivery of a written notice of exercise to the Company or its designee, setting forth the number of shares of Stock with respect to which the Stock Option is to be exercised, accompanied by provision for full payment of the Stock. The Option Exercise Price shall be payable: (i) in cash or its equivalent, (ii) by tendering (by actual delivery of shares or by attestation) previously acquired shares of Stock having an aggregate Fair Market Value at the time of exercise equal to the total Option Exercise Price, (iii) by broker-assisted cashless exercise, (iv) by share withholding or (v) by a combination of (i), (ii), (iii) and/or (iv). As soon as practicable after receipt of a written notification of exercise of a Stock Option and provisions for full payment therefor, the Company shall (a) deliver to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock purchased under the Stock Option, or (b) cause to be issued in the Participant's name or the name of the Participant's designee, in book-entry form, an appropriate number of shares of Stock based upon the number of shares of Stock purchased under the Stock Option.

        Section 6.4.    Termination of Director Status.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement evidencing a Stock Option, the provisions of this Section 6.4 related to vesting and exercise of Stock Options shall apply.

          (a)    Vesting.    Upon a Non-Employee Director's mandatory retirement pursuant to the policies of the Board, the unvested portions of any outstanding Stock Options held by such Non-Employee Director shall fully vest. Upon the termination of a Non-Employee Director's tenure for any other reason, the unvested portions of any outstanding Stock Options shall expire and no Stock Options granted to such Non-Employee Director shall vest after the termination of such Non-Employee Director's tenure on the Board.

          (b)    Exercise Period.    Upon the termination of the Non-Employee Director's position on the Board of the Company for any reason, each outstanding vested and previously unexercised Stock Option shall expire three months after the date of such termination; provided that (a) upon the termination of a Participant's position on the Board as a result of death or Disability, each outstanding vested and previously unexercised Stock Option shall expire two years after the date of his or her termination as a Non-Employee Director; and (b) upon the mandatory retirement of a Participant pursuant to the policies of the Board, each outstanding vested and previously unexercised Stock Option shall expire five years after the date of his or her termination as a Non-Employee Director. In no event shall the provisions of this Section 6.4 operate to extend the original expiration date of any Stock Option.

        Section 6.5    Transferability of Options.    Except as otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, all Stock Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or by such Participant's guardian or other legal representative, and no Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that the vested portions of Stock Options may be transferred by the Participant during his lifetime to any Family Member. A transfer of a Stock Option pursuant hereto may only be effected by the Company at the written request of a Participant and shall become effective only when recorded in the Company's record of outstanding Stock Options. In the event a Stock Option is transferred as contemplated herein, such transferred Stock Option may not be subsequently transferred by the transferee except by will or the laws of descent and distribution. Otherwise, a transferred Stock Option shall continue to be governed by and subject to the terms and limitations of the Plan and the relevant Award Agreement, and the transferee shall be entitled to the same rights as the Participant, as if no transfer had taken place. In no event shall a Stock Option be transferred for consideration.

        Section 6.6.    Change of Control.    In the event of a change of control of the Company, as defined by the Board, the Stock Options may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent Stock Options may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Stock Options or substitute options, then all outstanding and unvested Stock Options shall become immediately exercisable and all outstanding Stock Options shall terminate if not exercised as of the date of the change of control (or other prescribed period of time). The Company shall provide at least 30 days prior written notice of the change of control to the holders of all outstanding Stock Options, which notice shall state whether (a) the Stock Options will be assumed by the successor corporation or substantially equivalent stock options will be substituted by the successor corporation, or (b) the Stock Options are thereafter vested and exercisable and will terminate if not exercised as of the date of the change of control (or other prescribed period of time).

ARTICLE VII. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        Section 7.1.    Grant of Restricted Stock and Restricted Stock Units.    Subject to the terms and conditions of the Plan, Restricted Stock and/or Restricted Stock Units may be granted to a Non-Employee Director at any time and from time to time, as shall be determined by the Board upon recommendation of the Committee. The Committee shall recommend to the full Board the number of shares of Restricted Stock and/or Restricted Stock Units granted to each Participant (subject to Article IV herein) and, consistent with the provisions of the Plan, the terms and conditions pertaining to such Awards.

          (a)    Dividends, Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, Dividend Equivalents and/or other distributions paid with respect to Restricted Stock and Restricted Stock Units, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

        Section 7.2.    Restricted Stock/Restricted Stock Unit Award Agreement.    Each grant of Restricted Stock and/or Restricted Stock Units grant shall be evidenced by an Award Agreement that shall specify the number of shares of Restricted Stock and/or Restricted Stock Units granted, the Period or Periods of Restriction, the conditions upon which Restricted Stock and/or Restricted Stock Units shall no longer be forfeitable, and such other provisions as recommended by the Committee.

        Section 7.3.    Transferability.    Restricted Stock and Restricted Stock Units granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction recommended by the Committee and specified in the Award Agreement. During the applicable Period of Restriction, all rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant or his or her legal representative.

        Section 7.4.    Restricted Stock Certificates.    The Company shall have the right to retain the certificates (if any) representing Restricted Stock in the Company's possession until such time as all restrictions applicable to such shares have been satisfied.

        Section 7.5.    Forfeiture Restriction.    Restricted Stock shall become freely transferable and no longer subject to forfeiture after the last day of the Period of Restriction applicable thereto. Unless otherwise determined by the Board upon recommendation of the Committee, the Period of Restriction applicable to Restricted Stock and Restricted Stock Units shall lapse upon the earlier of (i) the date of the Non-Employee Director's death or Disability and (ii) the first anniversary of the date on which the Non-Employee Director is no longer serving on the Board. Payment of vested Restricted Stock Units shall be made following the close of the Period of Restriction. Once Restricted Stock is released from the restrictions, the Participant shall be entitled to receive a stock certificate. The Board, upon recommendation of the Committee, may determine whether payment of Restricted Stock Units shall be in cash or shares of Stock (or a combination thereof), which have an aggregate Fair Market Value equal to the value of the Restricted Stock Units at the close of the applicable Period of Restriction. Delivery of Stock shall be effected by either (a) delivery to the Participant, in the Participant's name or the name of the Participant's designee, a stock certificate or certificates in an appropriate aggregate amount based upon the number of shares of Stock underlying the Restricted Stock Units, or (b) book-entry form, in an appropriate number of shares of Stock based upon the number of shares of Stock underlying the Restricted Stock Units.

        Section 7.6.    Voting Rights.    Unless otherwise recommended by the Committee to the full Board and set forth in the applicable Award Agreement, during the Period of Restriction, Participants may exercise full voting rights with respect to the Restricted Stock.

        Section 7.7.    Change of Control.    In the event of a change of control of the Company, as defined by the Board, the Restricted Stock Units may be assumed by the successor corporation or a parent of such successor corporation or substantially equivalent restricted stock units may be substituted by the successor corporation or a parent of such successor corporation, and if the successor corporation does not assume the Restricted Stock Units or substitute restricted stock units, then all outstanding Restricted Stock Units shall immediately be payable in Stock upon consummation of the change of control. The Company shall provide at least 30 days prior written notice of the change of control to the holders of all outstanding Restricted Stock Units, which notice shall state whether (a) the Restricted Stock Units will be assumed by the successor corporation, or (b) the Restricted Stock Units are immediately payable upon consummation of the change of control.

ARTICLE VIII. ELECTION TO RECEIVE STOCK IN LIEU OF CASH COMPENSATION

        Section 8.1.    General.    In lieu of receiving the cash compensation, including annual and committee retainer fees (collectively, the "Annual Retainer Fees"), payable for services to be rendered by a Non-Employee Director for any period beginning on June 1 and continuing to the following May 31 (or such other period for which cash compensation is payable to Non-Employee Directors pursuant to the policies of the Board), a Non-Employee Director may make a written irrevocable election to reduce the Annual Retainer Fees by a specified percentage (which percentage shall be in ten percent increments) and receive an equivalent value in Election Shares granted in accordance with this Article VIII.

        Section 8.2.    Election.    The election shall be made on a form prescribed by the Committee and must be returned to the Committee or its designee no later than five business days prior to the period for which the election is to be effective. The election form shall state the amount of cash compensation to be received in the form of Election Shares (expressed as a percentage of the cash compensation otherwise payable in cash). Such election shall remain in effect until revoked or changed for any subsequent period.

        Section 8.3.    Issuance of Election Shares.    If a Non-Employee Director elects pursuant to Section 8.2 above to receive Election Shares, there shall be issued to such Director on the first day of the period to which such election relates and is effective, a number of Election Shares equal to the amount of compensation otherwise payable divided by the Fair Market Value of the Election Shares. Cash will be paid to the Non-Employee Director in lieu of any fractional Election Shares based upon the Fair Market Value of such fractional Election Share.

ARTICLE IX. STOCK AND OTHER AWARDS

        Section 9.1.    Stock Awards.    The Board, upon recommendation of the Committee, shall have the right to issue Stock free of any forfeiture or transferability restrictions.

        Section 9.2.    Other Awards.    The Board, upon recommendation of the Committee, shall have the right to grant other Awards and determine the manner and timing of payment under or settlement of any such Awards.

          (a)    Dividends, Dividend Equivalents and Other Distributions.    The Committee shall recommend to the full Board whether and to what extent any Participant shall be entitled to cash dividends, Dividend Equivalents and/or other distributions paid with respect to such other Awards, provided that any such right shall be evidenced by an Award Agreement containing terms and conditions that are consistent with the provisions of Section 409A and applicable guidance promulgated thereunder.

ARTICLE X. AMENDMENT, MODIFICATION AND TERMINATION

        Section 10.1.    The Board may, at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part, provided that no amendment shall be made which shall increase the total number of shares of Stock that may be issued under the Plan, materially modify the requirements for participation in the Plan, or materially increase the benefits accruing to Participants under the Plan, in each case unless such amendment is approved by the stockholders of the Company. The Plan was amended and restated by the Board at a meeting held on September 10, 2006.

ARTICLE XI. SUCCESSORS

        Section 11.1.    All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise of all or substantially all of the business and/or assets of the Company.

ARTICLE XII. GENERAL PROVISIONS

        Section 12.1.    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular and the singular shall include the plural.

        Section 12.2.    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

        Section 12.3.    Requirements of Law.    The granting of Awards and the issuance of Stock under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

        Section 12.4.    Governing Law.    To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with, and governed by, the laws of the State of Delaware, except with regard to conflicts of law provisions.

        Section 12.5.    Code Section 409A Compliance.    To the extent applicable, it is intended that this Plan and any Awards granted hereunder comply with the requirements of Section 409A of the Code and any related regulations or other guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service ("Section 409A"). Any provision that would cause the Plan or any Award granted hereunder to fail to satisfy Section 409A shall have no force or effect until amended to comply with Section 409A, which amendment may be retroactive to the extent permitted by Section 409A.

        Section 12.6.    Rights of Board Members.    Nothing in this Plan shall interfere with or limit in any way the rights of stockholders of the Company or the Board to elect or remove members of the Board at any time or confer upon any Participant any right to continue as a member of the Board.

        Section 12.7.    No Right to Specific Assets.    Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. To the extent that any Participant or his executor, administrator, or other personal representative, as the case may be, acquires a right to receive any benefit from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

        Section 12.8.    Rights as a Stockholder.    A Participant shall have no rights as a stockholder with respect to any Stock until he shall have become the holder of record of such Stock.